Exhibit 99.1

     Cadence Financial Corporation Reports Third Quarter Results


    STARKVILLE, Miss.--(BUSINESS WIRE)--Oct. 18, 2007--Cadence Financial Corporation (NASDAQ: CADE), a financial holding company whose principal subsidiary is Cadence Bank, N.A., today reported net income of $2.6 million, or $0.22 per diluted share, for the third quarter ended September 30, 2007.

    "Total loans increased 20%, or $225 million, since last year due to strong growth in our Tennessee and Alabama markets, and the contribution from the Seasons acquisition," stated Lewis F. Mallory, Jr., chairman and chief executive officer of Cadence Financial Corporation. "The strong loan growth contributed to net interest income rising more than 12% in the third quarter of 2007 compared with the same quarter last year."

    Third Quarter Results

    Net interest income rose 12.4% to $14.6 million in the third quarter of 2007 compared with $13.0 million in the third quarter of 2006. The growth in net interest income was due to a 16.7% increase in average earning assets and offset somewhat by a 12-basis-point decrease in net interest margin. Compared with the linked second quarter of 2007, average earning assets increased $29.7 million and the net margin declined 2-basis-points.

    Total interest income rose 22.4% to $31.3 million for the third quarter of 2007 compared with $25.5 million in the third quarter of 2006. Interest and fees on loans increased 31.3% due to a 6-basis-point increase in average yields and a $304 million increase in average loan balances from the third quarter of 2006. Interest and dividends on investment securities declined 3.6% to $5.5 million compared with the third quarter of 2006 due to a 22-basis-point improvement in yield, partially offset by a $37.9 million decrease in the average investment securities portfolio.

    Cadence's provision for loan losses was $3.2 million in the third quarter of 2007 compared with a credit to the provision for loan losses of $72,000 in the same period last year. The increase in the provision for loan losses was primarily related to several large credits and a softening in certain real estate sectors. At the end of the third quarter 2007, the allowance for loan losses was $13.1 million, or 1.0% of total loans, compared with $10.8 million, or 1.0% of total loans, in the third quarter of 2006. Net interest income after provision for loan losses declined 12.2% to $11.5 million in the third quarter compared with $13.1 million last year. The Company is funding its allowance for loan losses at the maximum level permitted by its evaluation of allowance adequacy.

    "The increase in our third quarter loan loss provision was due to credit losses related to a large commercial loan and a large agricultural loan, combined with a softening in certain real estate sectors," continued Mr. Mallory. "We estimate the additional loan loss provision was equivalent to about $0.11 per share after-tax this quarter compared with our original estimates for the quarter.

    "Our loan portfolio has grown significantly since last year, largely due to our success in generating real estate loans across our markets and in a number of real estate sectors. We believe our underwriting standards have been solid; however, we have tightened loan criteria for certain segments to reflect the change in market conditions. We believe our current coverage ratio of 124.9% for allowance to non-performing loans provides Cadence with a solid cushion at this time but would expect any future softening in the market to be reflected in higher loan loss provisions in future quarters," continued Mr. Mallory.

    Total non-interest income rose to $5.8 million in the third quarter of 2007 compared with $3.8 million in the third quarter of 2006. Cadence reported growth in service charges, trust department income, and mortgage loan fee income in the third quarter of 2007 compared with the third quarter of 2006. The 2006 results included a $2.0 million impairment loss on securities and no comparable loss in 2007. In addition, other income for 2006 included a $434,000 gain on the early extinguishment of debt related to Federal Home Loan borrowings. No comparable gain was recorded in 2007. Cadence also recorded $43,000 in securities gains in the 2007 quarter compared with $2,000 of securities gains in 2006.

    Non-interest expenses increased 9% to $13.8 million compared with the third quarter of 2006. The increase was due primarily to expenses associated with the acquisitions in Florida and Georgia, including higher premises expense, salary and employee benefits, and the addition of two branches in Memphis.

    Income before taxes declined 17.6% to $3.5 million in the third quarter of 2007 compared with $4.2 million in the third quarter of 2006. The tax rate for the third quarter of 2007 was 24.7% compared with 26.3% in the same period last year.

    Net income for the third quarter of 2007 was $2.6 million, or $0.22 per diluted share, compared with net income of $3.1 million, or $0.27 per diluted share, in the third quarter of 2006. The additional third quarter loan loss provision reduced earnings by approximately $0.11 per diluted share after-tax compared with the original estimates for the quarter. Diluted weighted average shares outstanding increased 4.6% to 11.9 million in the third quarter of 2007 compared with 11.4 million in the third quarter of 2006. The additional shares are attributable to 922,000 shares issued in the SunCoast acquisition in August 2006.

    Nine-Month Results

    Net interest income rose 15.8% to $42.7 million in the first nine months of 2007 compared with $36.8 million in the same period of 2006. Net income for the first nine months of 2007 was $6.3 million, or $0.53 per diluted share, compared with $9.9 million, or $1.01 per diluted share, in the same period of 2006.

    The decline in net income was due primarily to a $5.1 million ($0.26 per diluted share) impairment loss on securities recorded in the first quarter of 2007 and a $4.1 million (0.21 per diluted share) increase in the loan loss provision compared with the prior year's results for the nine months. The results for the first nine months of 2007 reflect the restatement of the first quarter's results related to the Company's decision to rescind its application of SFAS 159 to the securities previously reclassified from the available for sale account to the trading account as reported in its first quarter 2007 press release and Form 10-Q. As a result, Cadence restated first quarter net income to $103,000, or $0.01 per share, from previously reported net income of $3.7 million, or $0.31 per share.

    Book value per share was $16.12 at September 30, 2007, and $16.09 at September 30, 2006. Shareholders' equity was $191.8 million and $190.9 million at September 30, 2007 and 2006, respectively.

    2007 Expectations

    Expectations for the fourth quarter of 2007 are for net income to be in the range of $0.26 - $0.30 per diluted share. The fourth quarter estimate is revised from the previously reported range of $0.31 - $0.35 based on a projected increase of $1.0 million in the allowance for loan losses. The increase in the provision to $2.0 million from the previous estimate of $1.0 million is equal to approximately $0.05 per share. Cadence reported net income of $0.36 per diluted share in the fourth quarter of 2006.

    Cadence expects earnings for 2007 to be in the range of $0.79 to $0.83 per diluted share compared with $1.37 reported in 2006.

    The estimate includes an increase of 15.2% in the estimated average shares outstanding for 2007 compared with 2006. The additional shares are attributable to the $50.2 million common stock offering completed in May 2006 and the acquisition of SunCoast Bancorp in August 2006. Fully diluted shares are estimated to be 11,896,000 in 2007 compared with 10,329,000 in 2006. The projections anticipate continued loan growth, a slowing of margin compression and no significant changes in loan quality.

    Conference Call

    Cadence Financial Corporation will provide an on-line, real-time webcast and rebroadcast of its third quarter results conference call to be held tomorrow, October 19, 2007. The live broadcast will be available on-line at www.cadencebanking.com under investor information as well as www.investorcalendar.com beginning at 10:00 a.m. (Eastern
Time). The on-line replay will follow immediately and continue for 30 days.

    About Cadence Financial Corporation

    Cadence Financial Corporation is a $2.0 billion financial holding company providing full financial services, including banking, trust services, mortgage services, insurance and investment products in Mississippi, Tennessee, Alabama, Florida and Georgia. Cadence's stock is listed on the NASDAQ Global Select Market under the symbol CADE.

    Forward-Looking Statements

    This press release contains statements that are forward-looking as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results. However, such forward-looking statements involve risks and uncertainties (including uncertainties relating to interest rates, management and operation of acquired operations and general market risks) that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and other reports filed with the Securities and Exchange Commission. Cadence Financial Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.



CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
SEPTEMBER 30,

(In thousands, except share data)

                                                  2007        2006
                                               ----------- -----------
ASSETS:

Cash and Due From Banks                        $   40,714  $   42,596
Interest Bearing Deposits Due From Banks            6,782       9,458
                                               ----------- -----------
   Total Cash and Due From Banks                   47,496      52,054

Securities:
  Securities Available-for-Sale                   415,407     454,063
  Securities Held-to-Maturity                      22,929      23,563
                                               ----------- -----------
    Total Securities                              438,336     477,626

Federal Funds Sold and Securities Purchased
 Under Agreements To Resell                           704       2,057

Other Earning Assets                               18,070      17,345

Loans                                           1,323,473   1,098,889
Less: Allowance for Loan Losses                   (13,078)    (10,813)
                                               ----------- -----------
    Net Loans                                   1,310,395   1,088,076


Premises and Equipment, Net                        34,380      27,620
Interest Receivable                                14,260      11,151
Other Real Estate Owned                             9,661       4,989
Goodwill and Other Intangibles                     70,024      60,406
Other Assets                                       22,766      21,936
                                               ----------- -----------
    Total Assets                               $1,966,092  $1,763,260
                                               =========== ===========


LIABILITIES AND SHAREHOLDERS' EQUITY:

Noninterest-Bearing Deposits                   $  178,536  $  171,371
Interest-Bearing Deposits                       1,212,089   1,152,575
                                               ----------- -----------
    Total Deposits                              1,390,625   1,323,946
Interest Payable                                    4,143       4,397

Federal Funds Purchased and Securities Sold
 Under Agreements to Repurchase                    99,889      72,347
Federal Home Loan Bank Borrowings                 230,567     123,233
Subordinated Debentures                            37,114      37,114
Other Liabilities                                  11,972      11,277
                                               ----------- -----------
    Total Liabilities                           1,774,310   1,572,314

SHAREHOLDERS' EQUITY:

Common Stock - $1 Par Value, Authorized
 50,000,000 shares, Issued - 11,894,932 Shares
 at September 30, 2007 and 11,868,682 Shares
 at September 30, 2006                             11,895      11,869
Surplus and Undivided Profits                     183,550     184,816
Accumulated Other Comprehensive Income (Loss)      (3,663)     (5,739)
                                               ----------- -----------
  Total Shareholders' Equity                      191,782     190,946
                                               ----------- -----------
    Total Liabilities and Shareholders' Equity $1,966,092  $1,763,260
                                               =========== ===========



CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share data)

                       FOR THE THREE MONTHS     FOR THE NINE MONTHS
                        ENDED SEPTEMBER 30       ENDED SEPTEMBER 30
                     ------------------------ ------------------------
                         2007        2006         2007        2006
                     ----------- ------------ ------------ -----------
INTEREST INCOME:

Interest and Fees on
 Loans               $    25,703 $    19,574  $    74,327  $   51,577
Interest and
 Dividends on
 Investment
 Securities                5,451       5,655       16,127      16,098
Other Interest
 Income                      122         315          720         868
                     ----------- ------------ ------------ -----------
    Total Interest
     Income               31,276      25,544       91,174      68,543


INTEREST EXPENSE:

Interest on Deposits      12,321       9,732       37,728      24,170
Interest on Borrowed
 Funds                     4,315       2,791       10,767       7,524
                     ----------- ------------ ------------ -----------
    Total Interest
     Expense              16,636      12,523       48,495      31,694
                     ----------- ------------ ------------ -----------
    Net Interest
     Income               14,640      13,021       42,679      36,849
Provision for Loan
 Losses                    3,150         (72)       5,279       1,156
                     ----------- ------------ ------------ -----------
    Net Interest
     Income After
     Provision for
     Loan Losses          11,490      13,093       37,400      35,693


OTHER INCOME:

Service Charges on
 Deposit Accounts          2,394       2,359        6,890       6,587
Trust Department
 Income                      594         551        1,821       1,662
Insurance Commission
 and Fee Income            1,219       1,238        3,834       3,462
Mortgage Loan Fee
 Income                      497         225        1,309         548
Other Non-Interest
 Income                    1,052       1,438        2,913       3,672
Gains (Losses) on
 Securities - Net             43           2          (89)         21
Impairment Loss on
 Securities                    -      (2,025)      (5,097)     (2,025)
                     ----------- ------------ ------------ -----------
    Total Other
     Income                5,799       3,788       11,581      13,927
                     ----------- ------------ ------------ -----------


OTHER EXPENSE:

Salaries and
 Employee Benefits         7,894       7,350       23,395      20,939
Net Premises and
 Fixed Asset Expense       2,134       1,717        6,308       4,911
Other Operating
 Expense                   3,784       3,593       11,221      10,278
                     ----------- ------------ ------------ -----------
    Total Other
     Expense              13,812      12,660       40,924      36,128
                     ----------- ------------ ------------ -----------


Income Before Income
 Taxes                     3,477       4,221        8,057      13,492
Applicable Income
 Tax Expense                 860       1,111        1,727       3,638
                     ----------- ------------ ------------ -----------
    Net Income       $     2,617 $     3,110  $     6,330  $    9,854
                     =========== ============ ============ ===========

Earnings Per Share:
    Basic            $      0.22 $      0.27  $      0.53  $     1.01
    Diluted          $      0.22 $      0.27  $      0.53  $     1.01
                     =========== ============ ============ ===========

Average Weighted
 Shares:
    Primary           11,897,475  11,387,660   11,895,745   9,797,105
    Diluted           11,919,884  11,390,715   11,917,591   9,804,059



CADENCE FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS

(in thousands, except per share data)

FOR THE THREE MONTHS ENDED SEPTEMBER 30:           2007        2006
                                                ----------  ----------

Net Earnings                                   $    2,617  $    3,110
Basic and Diluted Earnings Per Share                 0.22        0.27
Cash Dividends Per Share                             0.25        0.25

ANNUALIZED RETURNS
Return on Average Assets                              0.5%        0.7%
Return on Average Equity                              5.5%        7.0%


FOR THE NINE MONTHS ENDED SEPTEMBER 30:            2007        2006
                                                ----------  ----------

Net Earnings                                   $    6,330  $    9,854
Basic and Diluted Earnings Per Share                 0.53        1.01
Cash Dividends Per Share                             0.75        0.75

ANNUALIZED RETURNS
Return on Average Assets                              0.4%        0.8%
Return on Average Equity                              4.4%        8.9%



SELECTED BALANCES AT SEPTEMBER 30:                 2007        2006
                                                ----------  ----------

Total Assets                                   $1,966,092  $1,763,260
Deposits and Securities Sold Under Agreements
 to Repurchase                                  1,430,564   1,359,243
Loans                                           1,323,473   1,098,889
Total Securities                                  438,336     477,626
Shareholders' Equity                              191,782     190,946
Market Price Per Share                              17.60       20.27
Book Value Per Share                                16.12       16.09



CADENCE FINANCIAL CORPORATION

(amounts in thousands)

                                    9/30/2007   6/30/2007   9/30/2006
                                    ----------  ----------  ----------
LOAN BALANCES BY TYPE:
Commercial and Industrial          $  233,507  $  226,624  $  233,662
Personal                               33,437      32,313      33,756
Real Estate:
   Construction                       268,416     263,756     158,436
   Commercial Real Estate             570,047     530,832     465,649
   Real Estate Secured by
    Residential Properties            132,123     133,549     127,977
   Mortgage                            36,362      39,024      45,164
                                    ----------  ----------  ----------
Total Real Estate                   1,006,948     967,161     797,226
Other                                  49,581      57,808      34,245
                                    ----------  ----------  ----------
     Total                         $1,323,473  $1,283,906  $1,098,889
                                    ----------  ----------  ----------


ASSET QUALITY DATA:
Nonaccrual Loans                   $    5,818  $    4,255  $    1,466
Loans 90+ Days Past Due                 4,652       4,094       1,568
                                    ----------  ----------  ----------
   Total Non-Performing Loans          10,470       8,349       3,034
Other Real Estate Owned                 9,661       8,542       4,989
                                    ----------  ----------  ----------
   Total Non-Performing Assets     $   20,131  $   16,891  $    8,023

Non-Performing Loans to Total
 Loans                                    0.8%        0.7%        0.3%
Non-Performing Assets to Total
 Loans                                    1.5%        1.3%        0.7%
Allowance for Loan Losses to Non-
 Performing Loans                       124.9%      145.2%      356.4%
Allowance for Loan Losses to Total
 Loans                                    1.0%        0.9%        1.0%
Classified Assets to Capital             17.9%       17.8%       10.2%
Classified Loans to Total Loans           1.9%        2.0%        1.3%
Loans 30+ Days Past Due to Total
 Loans                                    1.5%        1.4%        0.9%
Net Chargeoffs to Average Loans
 YTD                                      0.4%        0.2%        0.1%


NET CHARGEOFFS FOR QUARTER         $    2,194  $    1,684  $      631


INTANGIBLE ASSET AMORTIZATION FOR
 QUARTER                           $      319  $      335  $      264



CADENCE FINANCIAL CORPORATION


LOANS AND DEPOSITS BY STATE/REGION



AS OF SEPTEMBER 30, 2007:

                            MISSISSIPPI TUSCALOOSA BIRMINGHAM MEMPHIS
                            ------------------------------------------

LOANS                               31%        10%         6%     29%

DEPOSITS                            62%        11%         1%     14%


AS OF SEPTEMBER 30, 2006:

                            MISSISSIPPI TUSCALOOSA BIRMINGHAM MEMPHIS
                            ------------------------------------------

LOANS                               40%        10%         5%     30%

DEPOSITS                            63%        14%         0%     16%



AS OF SEPTEMBER 30, 2007:

                                       MIDDLE TN FLORIDA GEORGIA TOTAL
                                     ---------------------------------

LOANS                                        11%     10%      4%  100%

DEPOSITS                                      3%      6%      3%  100%


AS OF SEPTEMBER 30, 2006:

                                       MIDDLE TN FLORIDA GEORGIA TOTAL
                                     ---------------------------------

LOANS                                         5%     11%      0%  100%

DEPOSITS                                      1%      7%      0%  100%



REAL ESTATE LOAN BALANCES BY STATE/REGION - LINKED QUARTERS

                                   9/30/2007            6/30/2007
                             --------------------- -------------------
                              Balance   % of Total Balance  % of Total
                             ---------- ---------- -------- ----------
Mississippi                    $242,291        24% $239,026        25%
Tuscaloosa                      107,330        11%   89,764         9%
Birmingham                       64,828         6%   62,502         6%
Memphis                         247,264        25%  242,891        25%
Middle Tennessee                128,494        13%  108,205        11%
Florida                         121,525        12%  121,131        13%
Georgia                          49,793         5%   57,584         6%
Administration                   45,423         5%   46,058         5%
                             --------------------- -------------------
      Total                  $1,006,948       100% $967,161       100%
                             --------------------- -------------------



CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS

(amounts in thousands)

                                   Average Balance
                ------------------------------------------------------
                                                   Nine       Nine
                 Quarter    Quarter    Quarter     Months     Months
                   Ended      Ended      Ended      Ended      Ended
                  9/30/07    9/30/06    6/30/07    9/30/07    9/30/06
                ---------- ---------- ---------- ---------- ----------
EARNING ASSETS:
  Net loans     $1,306,073 $1,002,236 $1,260,775 $1,268,647 $  914,413
  Federal funds
   sold and
   other
   interest-
   bearing
   assets           11,796     26,883     17,275     18,343     22,765
  Securities:
     Taxable       336,143    358,400    344,799    337,688    342,151
     Tax-exempt    102,541    118,212    104,056    104,014    118,792
                ---------- ---------- ---------- ---------- ----------
Totals           1,756,553  1,505,731  1,726,905  1,728,692  1,398,121
                ---------- ---------- ---------- ---------- ----------

INTEREST-
 BEARING
 LIABILITIES:
  Interest-
   bearing
   deposits      1,225,884  1,089,559  1,257,852  1,250,542  1,011,971
  Borrowed
   funds,
   federal
   funds
   purchased
   and
   securities
   sold under
   agreements
   to
   repurchase
   and other
   interest-
   bearing
   liabilities     331,630    208,970    258,124    274,674    202,486
                ---------- ---------- ---------- ---------- ----------
Totals           1,557,514  1,298,529  1,515,976  1,525,216  1,214,457
                ---------- ---------- ---------- ---------- ----------

Net amounts     $  199,039 $  207,202 $  210,929 $  203,476 $  183,664
                ---------- ---------- ---------- ---------- ----------


                                     Interest For
                ------------------------------------------------------
                                                   Nine       Nine
                 Quarter    Quarter    Quarter     Months     Months
                   Ended      Ended      Ended      Ended      Ended
                  9/30/07    9/30/06    6/30/07    9/30/07    9/30/06
                ---------- ---------- ---------- ---------- ----------
EARNING ASSETS:
  Net loans     $   25,703 $   19,574 $   24,652 $   74,327 $   51,577
  Federal funds
   sold and
   other
   interest-
   bearing
   assets              122        315        283        720        868
  Securities:
     Taxable         4,377      4,381      4,410     12,877     12,340
     Tax-exempt      1,074      1,274      1,088      3,250      3,758
                ---------- ---------- ---------- ---------- ----------
Totals              31,276     25,544     30,433     91,174     68,543
                ---------- ---------- ---------- ---------- ----------

INTEREST-
 BEARING
 LIABILITIES:
  Interest-
   bearing
   deposits         12,321      9,732     12,672     37,728     24,170
  Borrowed
   funds,
   federal
   funds
   purchased
   and
   securities
   sold under
   agreements
   to
   repurchase
   and other
   interest-
   bearing
   liabilities       4,315      2,791      3,421     10,767      7,524
                ---------- ---------- ---------- ---------- ----------
Totals              16,636     12,523     16,093     48,495     31,694
                ---------- ---------- ---------- ---------- ----------

Net amounts     $   14,640 $   13,021 $   14,340 $   42,679 $   36,849
                ---------- ---------- ---------- ---------- ----------



CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS

(amounts in thousands)
                                         Yields Earned
                                       And Rates Paid (%)
                          --------------------------------------------
                                                      Nine     Nine
                          Quarter  Quarter  Quarter   Months   Months
                            Ended    Ended    Ended    Ended    Ended
                           9/30/07  9/30/06  6/30/07  9/30/07  9/30/06
                          -------- -------- -------- -------- --------
EARNING ASSETS:
  Net loans                   7.81     7.75     7.84     7.83     7.54
  Federal funds sold and
   other interest-bearing
   assets                     4.10     4.65     6.57     5.25     5.10
  Securities:
     Taxable                  5.17     4.85     5.13     5.10     4.82
     Tax-exempt               4.16     4.27     4.19     4.18     4.23
                          -------- -------- -------- -------- --------
Totals                        7.06     6.73     7.07     7.05     6.55
                          -------- -------- -------- -------- --------

INTEREST-BEARING
 LIABILITIES:
  Interest-bearing
   deposits                   3.99     3.54     4.04     4.03     3.19
  Borrowed funds, federal
   funds purchased and
   securities sold under
   agreements to
   repurchase and other
   interest-bearing
   liabilities                5.16     5.30     5.32     5.24     4.97
                          -------- -------- -------- -------- --------
Totals                        4.24     3.87     4.26     4.25     3.49
                          -------- -------- -------- -------- --------

Net margin                    3.31     3.43     3.33     3.30     3.52
                          -------- -------- -------- -------- --------

Note: Yields on a tax
 equivalent basis would
 be:
   Tax-exempt securities      6.39     6.58     6.45     6.43     6.51
                          -------- -------- -------- -------- --------
   Total earning assets       7.35     6.99     7.28     7.19     6.75
                          -------- -------- -------- -------- --------
   Net margin                 3.44     3.61     3.47     3.44     3.72
                          -------- -------- -------- -------- --------

Tax equivalent income
   (in thousands)         $    578 $    686 $    586 $  1,750 $  2,024
                          -------- -------- -------- -------- --------

    CONTACT: Cadence Financial Corporation
             Richard T. Haston, 662-324-4258